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                                                                   EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 for the Information Advantage, Inc. 1997 Equity Incentive Plan and 1997 Employee Stock Purchase Plan of our report dated November 13, 1997, which appears on page F-2 of the Prospectus dated December 17, 1997 which was filed as part of the Registration Statement (No. 333-37707) on Form S-1, for the three years ended January 31, 1997 and for the nine months ended October 31, 1997.

                              /s/ PRICE WATERHOUSE LLP


Price Waterhouse LLP
Minneapolis, Minnesota
January 16, 1998